Exhibit 99.1

Easton Bancorp, Inc. and Subsidiary

Consolidated Financial Statements

December 31, 2003 (unaudited), 2002 and 2001

Easton Bancorp, Inc. and Subsidiary

i

Easton Bancorp, Inc. and Subsidiary

Consolidated Balance Sheets

	December 31,
	2003	2002	2001
	(Unaudited)
Assets
Cash and due from banks	$2,829,129	$2,361,869	$1,415,318
Federal funds sold	3,521,881	1,233,376	4,831,188
Investment in Federal Home Loan Bank stock at cost	483,500	431,500	431,500
Participating Preferred Stock – B MGIC at cost	1,750	—	—
Investment securities available for sale	8,415,342	5,040,366	5,931,871
Loans held for sale	2,573,497	4,193,610	622,000
Loans, less deferred fees and less allowance for loan losses of $1,136,870, $924,859, and $750,768, respectively	80,091,120	71,465,781	63,044,907
Cash value of life insurance	1,398,093	1,335,376	1,281,871
Premises and equipment, net	1,840,001	1,569,357	1,624,379
Accrued interest receivable	423,136	420,941	432,134
Other assets	216,413	131,416	135,173
Deferred income taxes	256,544	157,129	70,262

Total assets	$102,050,406	$88,340,721	$79,820,603

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$11,991,367	$7,804,457	$6,600,971
Interest-bearing	72,479,825	66,339,109	64,854,285

Total deposits	84,471,192	74,143,566	71,455,256
Accrued interest payable	94,894	110,480	112,507
Securities sold under agreements to repurchase	—	60,964	65,486
Notes payable	5,522,478	7,510,135	2,222,875
Company obligated mandatorily redeemable preferred securities of subsidiary trust	3,000,000	—	—
Other liabilities	325,990	280,963	149,775

Total liabilities	93,414,554	82,106,108	74,005,899

Stockholders’ equity
Common stock, par value $.10 per share; authorized 5,000,000 shares, issued and outstanding 764,507 shares in 2003, 565,833 shares in 2002 and 560,318 shares in 2001, respectively	76,451	56,583	56,032
Additional paid-in capital	7,248,958	5,282,086	5,227,487
Retained earnings	1,258,945	821,778	496,104

	8,584,354	6,160,447	5,779,623
Accumulated other comprehensive income	51,498	74,166	35,081

Total stockholders’ equity	8,635,852	6,234,613	5,814,704

Total liabilities and stockholders’ equity	$102,050,406	$88,340,721	$79,820,603

Easton Bancorp, Inc. and Subsidiary

Consolidated Statements of Income

	Years Ended December 31,
	2003	2002	2001
	(Unaudited)
Interest revenue
Loans, including fees	$5,235,520	$4,870,004	$5,063,793
Deposits in banks	—	—	496
U.S. government agency securities	167,760	234,225	243,224
State and municipal securities	18,585	3,983	—
Federal funds sold	33,189	51,286	111,011
Dividends	16,987	22,914	27,399

Total interest revenue	5,472,041	5,182,412	5,445,923

Interest expense
Interest on deposits	1,690,354	1,873,345	2,569,798
Interest on borrowed funds	245,510	123,125	101,707

Total interest expense	1,935,864	1,996,470	2,671,505

Net interest income	3,536,177	3,185,942	2,774,418
Provision for loan losses	156,598	290,433	212,946

Net interest income after provision for loan losses	3,379,579	2,895,509	2,561,472

Noninterest revenue
Service charges on deposit accounts	264,139	213,592	171,384
Mortgage banking fees	360,281	258,792	304,953
Other noninterest revenue	236,010	144,697	114,264

Total other noninterest revenue	860,430	617,081	590,601

Noninterest expense
Compensation and related expenses	1,965,349	1,546,476	1,451,382
Occupancy	208,430	158,419	156,775
Furniture and equipment	145,221	139,821	120,254
Other operating	1,017,550	816,765	723,193

Total other noninterest expense	3,336,550	2,661,481	2,451,604

Income before income taxes	903,459	851,109	700,469
Income tax expense	332,333	301,308	245,512

Net income	$571,126	$549,801	$454,957

Earnings per common share
Basic	$0.84	$0.98	$0.81
Diluted	$0.80	$0.95	$0.80

Easton Bancorp, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity

	Common Stock		Additional paid-in capital	Retained earnings	Accumulated other comprehensive income	Comprehensive income
	Shares	Par value
Balance, December 31, 2000	560,318	$56,032	$5,227,487	$153,211	$(10,461)

Net income	—	—	—	454,957	—	$454,957
Unrealized gain on investment securities available for sale net of income taxes of $23,461	—	—	—	—	45,542	45,542

Comprehensive income	—	—	—	—	—	$500,499

Cash dividend, $.20 per share	—	—	—	(112,064)	—

Balance, December 31, 2001	560,318	56,032	5,227,487	496,104	35,081

Net income	—	—	—	549,801	—	$549,801
Unrealized gain on investment securities available for sale net of income taxes of $20,134	—	—	—	—	39,085	39,085

Comprehensive income	—	—	—	—	—	$588,886

Warrants exercised	5,515	551	54,599
Cash dividend, $.40 per share	—	—	—	(224,127)	—

Balance, December 31, 2002	565,833	56,583	5,282,086	821,778	74,166

Net income (unaudited)	—	—	—	571,126	—	$571,126
Unrealized gain on investment securities available for sale net of income taxes of $(11,677) (unaudited)	—	—	—	—	(22,668)	(22,668)

Comprehensive income (unaudited)	—	—	—	—	—	$548,458

Warrants exercised	198,674	19,868	1,966,872		—
Cash dividend, $.20 per share (unaudited)	—	—	—	(133,959)	—

Balance, December 31, 2003 (unaudited)	764,507	$76,451	$7,248,958	$1,258,945	$51,498

The accompanying notes are an integral part of these financial statements

Easton Bancorp, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2003	2002	2001
	(Unaudited)
Cash flows from operating activities
Interest received	$5,517,825	$5,237,596	$5,416,584
Proceeds from loan sales	29,897,411	11,114,608	17,181,217
Fees, commissions, and rent received	855,163	632,203	538,465
Loans originated for sale	(28,277,298)	(14,686,218)	(17,450,107)
Interest paid	(1,951,450)	(2,052,002)	(2,754,562)
Payments to suppliers and employees	(3,187,274)	(2,495,830)	(2,298,145)
Income taxes paid	(519,916)	(307,638)	(289,286)

	2,334,461	(2,557,281)	344,166

Cash flows from investing activities
Loans originated, net of principal repayments	(8,780,259)	(8,707,140)	(9,002,995)
Purchase of investment securities available for sale	(7,479,064)	(1,475,984)	(5,584,603)
Proceeds from calls and maturities of investment securities available for sale	4,025,353	2,378,549	4,690,401
Purchase of Federal Home Loan Bank stock	(52,000)	—	(227,300)
Purchase of preferred MGIC stock	(1,750)	—	—
Investment in life insurance contract	—	—	(1,225,000)
Proceeds from sale of other real estate and repossessions	—	—	18,505
Purchase of premises, equipment and software	(422,762)	(91,477)	(107,278)

	(12,710,482)	(7,896,052)	(11,438,270)

Cash flows from financing activities
Increase (decrease) in
Time deposits	(4,635,886)	4,451,067	5,079,934
Other deposits	14,963,512	(1,762,757)	9,256,892
Securities sold under agreements to repurchase	(60,964)	(4,522)	(4,498)
Advances under note payable, net of repayments	(1,987,657)	5,287,261	592,783
Proceeds from warrants exercised	(1,986,740)	55,150	—
Proceeds from trust preferred stock	3,000,000
Dividends paid	(133,959)	224,127)	(112,064)

	13,131,786	7,802,072	14,813,047

Net increase (decrease) in cash and cash equivalents	2,755,765	(2,651,261)	3,718,943
Cash and cash equivalents at beginning of year	3,595,245	6,246,506	2,527,563

Cash and cash equivalents at end of year	$6,351,010	$3,595,245	$6,246,506

(Table continued on following page)

The accompanying notes are an integral part of these financial statements.

Easton Bancorp, Inc. and Subsidiary

Consolidated Statements of Cash Flows

(Continued)

	Years Ended December 31,
	2003	2002	2001
	(Unaudited)
Reconciliation of net income to net cash provided by operating activities
Net income	$571,126	$549,801	$454,957

Adjustments to reconcile net income to net cash provided by operating activities
Provisions for loan and commitment losses	156,598	271,807	212,946
Depreciation and amortization	156,062	143,286	131,405
Securities amortization, net of accretion	49,657	48,158	10,263
Deferred income taxes	(87,738)	(107,001)	(53,513)
Increase in cash surrender value of life insurance	(62,717)	(53,505)	(56,871)
Loss (gain) on sale of other real estate owned and repossessions	—	—	1,495
Gain on sales and calls of securities	(5,267)	—	—
Net loans originated for sale	1,620,113	(3,571,610)	(268,890)
Decrease (increase) in
Accrued interest receivable	(2,195)	11,193	(34,642)
Other assets	10,904	6,971	(34,865)
Increase (decrease) in
Deferred loan origination fees	(1,678)	(4,167)	(4,960)
Accrued interest payable	(15,586)	(2,027)	(26,186)
Accrued income taxes, net of prepaid taxes	(99,845)	100,670	9,739
Other liabilities	45,027	49,143	3,288

	$2,334,461	$(2,557,281)	$344,166

The accompanying notes are an integral part of these financial statements.

Easton Bancorp, Inc. and Subsidiary

Unaudited Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies

The accounting and reporting policies in the financial statements conform to generally accepted accounting principles and to general practices within the banking industry. Management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. These estimates and assumptions may affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Business

Easton Bancorp, Inc. is a one-bank holding company. Easton Bank & Trust Company is a financial institution operating primarily in Talbot and Caroline Counties on the Eastern Shore of Maryland. The Bank offers deposit services and loans to individuals, small businesses, associations, and government entities. Other services include direct deposit of payroll and social security checks, automatic drafts from accounts, automated teller machine services, cash management services, safe deposit boxes, money orders, and travelers cheques. The Bank also offers credit and debit card services and discount brokerage services through a correspondent.

Principles of consolidation

The consolidated financial statements of Easton Bancorp, Inc. include the accounts of its wholly owned subsidiary, Easton Bank & Trust Company. Intercompany accounts and transactions have been eliminated.

Cash and cash equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold.

Investment securities

As securities are purchased, management determines if the securities should be classified as held to maturity or available for sale. Securities which management has the intent and ability to hold to maturity are recorded at amortized cost which is cost adjusted for amortization of premiums and accretion of discounts to maturity. Securities which may be sold before maturity are classified as available for sale and carried at fair value with unrealized gains and losses included in stockholders’ equity on an after tax basis.

Loans held for sale

The Company originates loans that are sold to investors. Because of the short holding period, these loans are carried at cost, which approximates market value.

Loans and allowance for loan losses

Loans are stated at face value, plus deferred origination costs, less deferred origination fees and the allowance for loan losses. Interest on loans is credited to income based on the principal amounts outstanding. Origination fees are recorded as income over the contractual life of the related loans as an adjustment of yield. The accrual of interest is discontinued when any portion of the principal or interest is ninety days past due and collateral is insufficient to discharge the debt in full.

Easton Bancorp, Inc. and Subsidiary

Unaudited Notes to Consolidated Financial Statements—(Continued)

The Bank maintains an allowance for loan losses that management believes is adequate to provide for potential loan losses based on management’s review and analysis of the loan portfolio. For significant problem loans, management’s review consists of an evaluation of the financial strengths of the borrowers and guarantors, the related collateral, and the effects of economic conditions. The Bank uses a loan grading system where all loans are graded based on management’s evaluation of the risk associated with each loan. Based on the loan grading, a factor is applied to the loan balance to provide for potential losses. The overall evaluation of the adequacy of the total allowance for loan losses is based on an analysis of historical loan loss ratios, loan charge-offs, delinquency trends, and previous collection experience, along with an assessment of the effects of external economic conditions.

If the current economy or real estate market were to suffer a severe downturn, the estimate for uncollectible accounts would need to be increased. Loan losses are charged to the allowance when management believes that collectibility is unlikely. Collections of loans previously charged off are added to the allowance at the time of recovery.

Loans are considered impaired when, based on current information, management considers it unlikely that the collection of principal and interest payments will be made according to contractual terms. Generally, loans are not reviewed for impairment until the accrual of interest has been discontinued.

Premises and equipment

Premises and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are computed over the estimated useful lives using the straight-line method. Leasehold improvements are amortized over the terms of the lease or the estimated useful lives of the improvements, whichever is shorter.

Advertising

Advertising costs are expensed over the life of ad campaigns. General purpose advertising is charged to expense as incurred.

Income taxes

The provision for income taxes includes taxes payable for the current year and deferred income taxes. Deferred income taxes are provided for the temporary differences between financial and taxable income.

Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Earnings per share

Basic earnings per common share are determined by dividing net income by the weighted average number of shares of common stock outstanding. Diluted earnings per share are calculated including the average dilutive common stock equivalents outstanding during the period.

Dilutive common equivalent shares consist of stock options and warrants, calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded since the effect would be antidilutive.

Easton Bancorp, Inc. and Subsidiary

Unaudited Notes to Consolidated Financial Statements—(Continued)

1. Stock Options

The Company accounts for stock options under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”).

2. Cash and Due from Banks

The Bank normally carries balances with other banks that exceed the federally insured limit. The average balances carried in excess of the limit, including unsecured federal funds sold to the same banks, were $3,270,695, $3,133,360 and 2,968,797 for 2003, 2002 and 2001, respectively.

Banks are required to carry noninterest-bearing cash reserves at specified percentages of deposit balances. The Bank’s normal amount of cash on hand and on deposit with other banks is sufficient to satisfy the reserve requirements.

3. Earnings Per Share

Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of earnings per share under the treasury stock method which could occur if options or warrants representing contracts to issue common stock were exercised.

Earnings per share (EPS) are calculated as follows:

	2003	2002	2001
Weighted average basic shares	681,296	560,333	560,318
Weighted average dilutive shares	33,452	17,487	8,427

Total	714,748	577,820	568,745

4. Profit Sharing and Retirement Plans

In 1996, the Bank adopted a defined contribution profit sharing plan under Section 401(k) of the Internal Revenue Code. The plan covers substantially all of the employees and allows discretionary Bank contributions. During 2003, 2002, and 2001, the Board of Directors approved contributions that totaled $18,206, $12,308, and $11,575, respectively, matching 25% of employee contributions.

In February 2001, the Bank purchased life insurance to fund supplemental retirement benefits for an executive officer of the Bank. Vesting occurs at the rate of 10% per year. During 2003 and 2002 the Bank incurred expenses related to this benefit of $73,414 and $18,657, respectively.

Easton Bancorp, Inc. and Subsidiary

Unaudited Notes to Consolidated Financial Statements—(Continued)

5. Investment Securities

Investment securities are summarized as follows:

	Amortized cost	Unrealized gains	Unrealized losses	Market value
December 31, 2003
Available for sale
U. S. government agency	$3,774,415	$21,478	$362	$3,795,531
State and municipal	1,517,623	29,549	3,403	1,543,769
Mortgage-backed securities	3,045,277	37,876	7,111	3,076,042

	$8,377,315	$88,903	$10,876	$8,415,342

December 31, 2002
Available for sale
U. S. government agency	$4,719,640	$107,858	$—	$4,827,498
State and municipal	208,353	5,418	903	212,868

	$4,927,993	$113,276	$903	$5,040,366

December 31, 2001
U. S. government agency	$5,878,717	$63,727	$10,573	$5,931,871

Proceeds from the sale of investments available for sale in 2003 were $762,605. Gross gains of $5,267 were recorded on these sales.

Contractual maturities and the amount of pledged securities are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations. Mortgage-backed securities are due in monthly installments.

	2003		2002		2001
	Amortized cost	Market value	Amortized cost	Market value	Amortized cost	Market value
Due
One year or less	$100,044	$100,250	$1,812,820	$1,830,195	$159,966	$163,200
After one year through five years	3,674,371	3,695,281	1,568,179	1,595,924	3,910,516	3,932,301
After five years through ten years	454,015	467,870	104,454	109,871	—	—
After ten years	1,063,608	1,075,899	103,899	102,996	—	—
Mortgage-backed securities	3,045,277	3,076,042	1,338,641	1,401,380	1,808,235	1,836,370

	$8,337,315	$8,415,342	$4,927,993	$5,040,366	$5,878,717	$5,931,871

Securities with a carrying value of $1,102,812 were pledged as collateral to secure government deposits as of December 31, 2003.

Easton Bancorp, Inc. and Subsidiary

Unaudited Notes to Consolidated Financial Statements—(Continued)

6. Loans and Allowance for Loan Losses

Major classifications of loans are as follows:

	2003	2002	2001
Commercial	$15,489,770	$14,062,135	$13,231,859
Real estate	48,072,758	40,350,927	34,342,588
Construction	6,095,181	7,319,229	7,573,805
Home equity	6,044,563	5,505,157	3,412,440
Consumer	5,532,637	5,161,789	5,239,150

	$81,234,909	$72,399,237	$63,799,842
Less deferred loan origination fees, net of deferred origination costs	6,919	8,597	4,167
Less allowance for loan losses	1,136,870	924,859	750,768

Loans, net	$80,091,120	$71,465,781	$63,044,907

The residential mortgage portfolio is pledged as collateral under lines of credit from the Federal Home Loan Bank.

The rate repricing distribution of the loan portfolio follows:

	2003	2002	2001
Immediately	$33,535,027	$29,763,093	$17,857,739
Within one year	11,958,129	10,795,300	12,246,033
Over one to five years	30,472,459	28,207,596	30,507,558
Over five years	5,269,294	3,633,248	3,188,512

	$81,234,909	$72,399,237	$63,799,842

Transactions in the allowance for loan losses are as follows:

	2003	2002	2001
Beginning balance	$924,859	$750,768	$645,501
Provision charged to operations	156,598	290,433	212,946
Recoveries	111,448	35,895	87,792

	1,192,905	1,077,096	946,239
Charge-offs	56,035	152,237	195,471

Ending balance	$1,136,870	$924,859	$750,768

Easton Bancorp, Inc. and Subsidiary

Unaudited Notes to Consolidated Financial Statements—(Continued)

6. Loans and Allowance for Loan Losses (Continued)

Nonaccrual loans and loans past due 90 days or more are as follows:

	2003	2002	2001
Nonaccrual
Commercial	$107,562	$33,073	$116,106
Mortgage	219,833	482,822	213,355
Installment	33,599	8,215	23,585

	$360,994	$524,110	$353,046

Interest not accrued	$14,050	$14,750	$19,654

Loans past due ninety days or more, still accruing interest	$432,017	$1,000	$747,907

Included in nonaccrual loans at December 31, 2003 and 2002, are impaired loans totaling $221,421 and $161,182, respectively. Average impaired loans for years ending December 31, 2003 and 2002 were $195,405 and $178,882, respectively. Management allocated $42,278 of the 2003 allowance and $23,463 of the 2002 allowance for loan losses to impaired loans and recognized related charged-off loans of $25,768 in 2003 and $164,469 in 2002. No interest was recognized on these loans in 2003 or 2002.

The following commitments, lines of credit, and letters of credit are outstanding as of December 31:

	2003	2002	2001
Construction loans	$4,062,125	$4,634,213	$3,757,443
Lines of credit, including home equity lines	9,891,015	6,543,075	5,675,616
Overdraft protection lines	445,922	371,753	364,390
Standby letters of credit	408,083	1,053,583	725,018

	$14,807,145	$12,602,624	$10,522,467

Loan commitments and lines of credit are agreements to lend to a customer as long as there is no violation of any condition to the contract. Loan commitments may have rates fixed at current market amounts, fixed expiration dates, and may require payment of a fee. Lines of credit generally have variable interest rates. Such lines do not represent future cash requirements because it is unlikely that all customers will draw upon their lines in full at any time.

Letters of credit are commitments issued to guarantee the performance of a customer to a third party.

Loan commitments, lines of credit and letters of credit are made on the same terms, including collateral, as outstanding loans. The Company’s exposure to credit loss in the event of nonperformance by the borrower is represented by the contract amount of the commitment. Management includes a provision for potential loss from funding these commitments in other operating expenses.

Easton Bancorp, Inc. and Subsidiary

Unaudited Notes to Consolidated Financial Statements—(Continued)

7. Premises and Equipment

A summary of premises and equipment and the related depreciation expense is as follows:

	Estimated useful lives	2003	2002	2001
Land	—	$295,211	$295,211	$295,211
Land improvements	20 years	40,512	40,512	40,512
Building	10-40 years	1,304,503	1,304,503	1,304,503
Leasehold Improvements	5 years	73,394	—	—
Furniture, fixtures, and equipment	5-10 years	982,540	825,252	749,934

		2,696,160	2,465,478	2,390,160
Accumulated depreciation		1,036,607	896,121	765,781

Net premises and equipment		$1,659,553	$1,569,357	$1,624,379

Depreciation expense		$140,488	$130,339	$121,742

8. Lease Commitments

The Company is currently leasing branch facilities from a related party. The lease term, for a period of five years, began July 1, 2000. Rent is fixed at $300 per month. The landlord is responsible for real estate taxes.

The Company leases retail property in which the Denton branch is located. The lease, dated June 4, 1999, expires August 31, 2004. The lease has three 5-year renewal options with rent increases of 10% for each renewal period. The Company is responsible for real estate taxes. If the landlord decides to sell the building in which the Company’s branch is located, the lease provides the Company the right to purchase the building at terms comparable to third party offers.

The Company leases property in which the Marlboro Avenue Branch is located. The lease became effective February 1, 2003. The 5-year lease has one 5-year renewal option. In addition to the base rent, the tenant reimbursed the landlord for improvements plus fifteen percent. The Company took possession of the property February 1, 2003.

Lease obligations will require payments as follows:

2004	$42,530
2005	24,588
2006	22,896
2007	22,896
2008	1,800

Total	$114,710

Rent expense was $65,295 for 2003, $46,395 for 2002, and $32,022 for 2001.

Easton Bancorp, Inc. and Subsidiary

Unaudited Notes to Consolidated Financial Statements—(Continued)

9. Deposits

Major classifications of interest-bearing deposits are as follows:

	2003	2002	2001
Money Market and NOW	$27,463,450	$17,041,812	$21,250,869
Savings	6,796,483	6,441,519	5,249,411
Certificates of deposit of $100,000 or more	23,387,693	17,515,681	14,194,772
Other time	14,832,199	25,340,097	24,159,233

	$72,479,825	$66,339,109	$64,854,285

Interest expense on certificates of deposit issued in denominations of $100,000 or more was $601,012, $636,215 and $809,945 for the years ending December 31, 2003, 2002, and 2001, respectively.

The maturities of time deposits follow:

	2003	2002	2001
One year or less	$14,150,609	$21,408,416	$28,020,695
Over one to two years	8,751,144	4,149,185	5,031,945
Over two to three years	2,327,144	6,772,796	2,168,862
Over three to five years	12,990,995	10,511,168	3,064,640
Over five years	—	14,213	67,863

	$38,219,892	$42,855,778	$38,354,005

At December 31, 2001, one NOW account had a balance representing 5.06% of total deposits.

10. Securities Sold Under Agreements to Repurchase

Securities sold under agreements to repurchase represent overnight borrowings from customers. The government agency securities that are the collateral for these agreements are owned by the Company and maintained in the custody of a nonaffiliated bank designated by the Company. There were no securities sold under agreements to repurchase in 2003. Additional information is as follows:

	2002	2001
Maximum amount outstanding	$99,039	$79,999
Average amount outstanding	68,358	62,059
Average rate paid during the year	4.01%	4.01%
Investment securities underlying the agreements at year end
Carrying value	$52,360	$163,200
Estimated fair value	52,360	163,200

11. Long Term Debt

The Company may borrow up to 14% of total Bank risk weighted assets from the Federal Home Loan Bank (FHLB) through any combination of notes or line of credit advances. The line of credit interest rate is a variable rate set daily by the lender. Both the notes payable and the line of credit are secured by a floating lien on all of the Company’s residential first mortgage loans. The Company was required to purchase shares of capital stock in the FHLB as a condition to obtaining the line of credit.

Easton Bancorp, Inc. and Subsidiary

Unaudited Notes to Consolidated Financial Statements—(Continued)

11. Long Term Debt (Continued)

The Company’s borrowings from the Federal Home Loan Bank are summarized below:

Maturity date	Rate	Balance	Interest frequency
November 21, 2004	2.56%	$100,000	Quarterly
January 10, 2005	2.20	200,000	Quarterly
November 21, 2005	3.11	200,000	Quarterly
December 19, 2005	3.02	725,000	Quarterly
July 31, 2006	2.84	500,000	Quarterly
December 3, 2007	3.36	418,498	Quarterly
December 3, 2007	4.04	650,000	Quarterly
December 10, 2007	3.75	270,000	Quarterly
December 17, 2007	3.81	325,000	Quarterly
June 23, 2008	5.51	1,000,000	Quarterly
November 23, 2009	3.79	257,143	Quarterly
October 17, 2012	4.45	270,000	Quarterly
February 11, 2019	5.00	606,837	Monthly

		$5,522,478

In addition to the line of credit available from the FHLB, the Company has federal funds lines and other lines of credit from correspondent banks totaling $500,000.

In December 2003, the Company formed Easton Capital Trust I (the “Trust”) and on December 24, 2003, the Trust issued 3,000 Floating Rate Capital Securities (the “Capital Securities”) with an aggregate liquidation value of $3,000,000 to a third party in a private placement. Concurrent with the issuance of the Capital Securities, the Trust issued trust common securities to the Company in the aggregate liquidation value of $93,000. The proceeds of the issuance of the Capital Securities and trust common securities were invested in the Company’s Floating Rate Junior Subordinated Deferrable Interest Debentures (the “Floating Rate Debentures”). The Floating Rate Debentures will mature on February 8, 2034, which date may be shortened to a date not earlier than February 8, 2009, if certain conditions are met (including the Company having received prior approval of the Board of Governors of the Federal Reserve System and any other required regulatory approvals). These Floating Rate Debentures, which are the only assets of the Trust, are subordinate and junior in right of payment to all present and future senior indebtedness (as defined in the Indenture dated December 24, 2003) of the Company. The Floating Rate Debentures accrue interest at a floating rate equal to the 3-month LIBOR plus 2.85%, payable quarterly. The quarterly interest rate on the Floating Rate Debentures for the period from December 24, 2003 through January 31, 2004 was equal to 4.02%. The quarterly distributions on the Capital Securities will be paid at the same rate that interest is paid on the Floating Rate Debentures.

The Company has fully and unconditionally guaranteed the Trust’s obligations under the Capital Securities. The Trust must redeem the Capital Securities when the Floating Rate Debentures are paid at maturity or upon any earlier prepayment of the Floating Rate Debentures. The Floating Rate Debentures may be prepaid if certain events occur, including a change in the tax status or regulatory capital treatment of the Capital Securities or a change in existing laws that requires the Trust to register as an investment company. The Company received net proceeds of $2,972,500, which will be used to fund the purchase of a portion of its common stock from stockholders in connection with the merger of Easton Facilitation, Inc. into the Company.

Easton Bancorp, Inc. and Subsidiary

Unaudited Notes to Consolidated Financial Statements—(Continued)

11. Long Term Debt (Continued)

The trust preferred securities are presented as a separate category of debt on the balance sheet. Although the trust preferred securities are not included as a component of shareholders’ equity on the balance sheet, for regulatory purposes, the trust preferred securities are treated as tier 1 capital by the Federal Reserve. The treatment of the trust preferred securities as tier 1 capital, in addition to the ability to deduct the expense of the debentures for federal income tax purposes, provided the Company with a cost-effective method of raising capital.

12. Income Taxes

The components of income tax expense, are as follows:

	2003	2002	2001
Current
Federal	$340,754	$342,240	$248,263
State	79,317	66,069	50,762

	420,071	408,309	299,025
Deferred	(87,738)	(107,001)	(53,513)

	$332,333	$301,308	$245,512

The components of the deferred tax (benefit) are as follows:

	2003	2002	2001
Provision for loan and commitment losses	$(60,478)	$(66,522)	$(82,239)
Pension reserve	(27,946)	(6,798)	(3,797)
Depreciation	34,163	(204)	6,343
Cash method of accounting	(33,477)	(33,477)	26,180

	$(87,738)	$(107,001)	$(53,513)

The components of the deferred tax assets and liabilities as of December 31, are as follows:

	2003	2002	2001
Deferred tax assets
Allowance for credit losses	$422,370	$361,892	$295,370
Pension reserve under life insurance contract	38,541	10,595	3,797
Unrealized loss on securities available for sale	—	—	—

	460,911	372,487	299,167

Deferred tax liabilities
Depreciation	110,884	76,721	76,925
Cash method of accounting	66,954	100,431	133,908
Unrealized gain on securities available for sale	26,529	38,206	18,072

	204,367	215,358	228,905

Net deferred tax asset	$256,544	$157,129	$70,262

Easton Bancorp, Inc. and Subsidiary

Unaudited Notes to Consolidated Financial Statements—(Continued)

12. Income Taxes (Continued)

The statutory federal income tax rate was 34% for 2003, 2002, and 2001. The provision for income taxes is reconciled as follows:

	2003	2002	2001
Income before income taxes	$903,459	$851,109	$700,469

Tax provision at statutory rates	$307,176	$289,377	$238,159
Increase (decrease) resulting from
State income taxes, less federal benefit	38,264	31,044	27,251
Nondeductible expenses	23,791	4,843	4,286
Tax-exempt income	(36,763)	(23,402)	(20,712)
Recognize change in expected tax reversal rate	—	—	(3,472)
Other	(135)	(554)	—

Provision for income taxes	$332,333	$301,308	$245,512

13. Other Operating Expenses

Other operating expenses are comprised as follows:

	2003	2002	2001
Advertising	$69,373	$70,800	$70,848
Data processing	211,900	196,864	164,028
Deposit assessment	35,455	12,182	11,154
Directors fees	51,125	39,000	10,400
Insurance	13,655	11,905	9,991
Loan reports and collection costs	40,057	34,249	27,389
Postage	54,590	52,377	47,590
Professional fees	158,346	93,263	94,166
Provision for loss on loan commitments	—	(18,626)	—
Proxy and transfer agent costs	18,242	18,833	22,658
Software amortization	15,575	12,947	9,664
Stationery and supplies	85,657	72,588	71,651
Telephone	39,460	34,861	30,495
Training	39,923	27,355	17,909
Travel and entertainment	38,689	27,082	32,565
Other	145,503	131,085	102,685

	$1,017,550	$816,765	$723,193

Easton Bancorp, Inc. and Subsidiary

Unaudited Notes to Consolidated Financial Statements—(Continued)

14. Related Party Transactions

The executive officers and directors of the Company and the Bank enter into loan transactions with the Bank in the ordinary course of business and consistent with regulatory requirements. The terms of these transactions are similar to the terms provided to other borrowers entering into similar loan transactions. A summary of the activity of loans to officers and directors follows:

	2003	2002	2001
Beginning balance	$1,871,876	$1,885,513	$1,691,783
Advances	844,280	910,950	407,889
Repayments	(996,765)	(924,587)	(271,203)
Other changes	—	—	57,044

Ending balance	$1,719,391	$1,871,876	$1,885,513

The Company paid rent to a company that is owned by a director. Annual rental payments of $3,600 were paid for each of the three years ended December 31, 2003.

Officers, directors, and employees are depositors of the Bank, receiving the same deposit rate and terms as other customers with similar deposits. As of December 31, 2003, the deposits of executive officers and directors were approximately 4.5% of total deposits.

During 2003, 2002, and 2001, the Bank leased office space to a director for $7,938 each year. A director is a partner in a law firm that periodically provides services to the Company or Bank. During 2001, payments to that law firm were $3,840. The Company paid $2,825 for other services to related parties during 2002.

15. Stock Option Plans and Stock Warrants

During 1999, the Company granted 56,000 nonqualified stock options to the chief executive officer of the Bank. The options vest at 10% per year. These options, with an exercise price of $10, expire December 31, 2009.

The Company has adopted a stock option plan, covering 35,000 shares of common stock, intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. The plan provides for granting options to purchase shares of the common stock to the officers and other key employees of the Company and the Bank. No options have been granted.

The organizers of the Company and certain partnerships controlled by the organizers purchased 272,574 shares of common stock sold in the initial offering and held warrants to purchase up to 207,800 additional shares of common stock. The warrants were exercisable at a price of $10 per share for a period of 10 years, expiring June 30, 2003. In December of 2002, 5,515 warrants were exercised and from January to June of 2003, 198,674 warrants were exercised.

A summary of the status of the Company’s performance-based stock option plans follows:

Shares	2003	2002	2001
Outstanding, end of year	56,000	56,000	56,000

Total vested	28,000	22,400	16,800

Easton Bancorp, Inc. and Subsidiary

Unaudited Notes to Consolidated Financial Statements—(Continued)

15. Stock Option Plans and Stock Warrants (Continued)

The Bank applies APB No. 25 in accounting for the stock option plan. Accordingly, no compensation expense has been recognized for the stock options granted. Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), was issued in October, 1995 to establish accounting and reporting standards for stock-based employee compensation plans. SFAS No. 123 requires measurement of compensation expense provided by stock-based plans using a fair value based method of accounting, and recognition of the compensation expense in the statement of income or disclosure in the notes to the financial statements.

16. Fair Value of Financial Instruments

The estimated fair values of the Company’s financial instruments are summarized below. The fair values of a significant portion of these financial instruments are estimates derived using present value techniques and may not be indicative of the net realizable or liquidation values. Also, the calculation of estimated fair values is based on market conditions at a specific point in time and may not reflect current or future fair values.

The fair value of financial instruments equals the carrying value of the instruments except for the following:

	2003		2002		2001
	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Loans, net	$80,091,120	$83,498,442	$71,465,781	$72,558,326	$63,044,907	$63,963,437
Financial liabilities
Interest-bearing deposits and securities sold under agreements to repurchase	72,479,825	73,813,725	66,400,073	67,752,314	64,919,771	65,542,890
Notes payable	5,522,478	5,556,440	7,510,135	7,623,403	2,222,875	2,238,502

The fair values of securities, as disclosed in Note 5, are determined using market quotations.

The fair value of fixed-rate loans is estimated to be the present value of scheduled payments discounted using interest rates currently in effect. The fair value of variable-rate loans, including loans with a demand feature, is estimated to equal the carrying amount. The valuation of loans is adjusted for possible loan losses.

The fair value of interest-bearing checking, savings, and money market deposit accounts is equal to the carrying amount. The fair value of fixed-maturity time deposits is estimated based on interest rates currently offered for deposits of similar remaining maturities.

It is not practicable to estimate the fair value of outstanding loan commitments, unused lines, and letters of credit.

Easton Bancorp, Inc. and Subsidiary

Unaudited Notes to Consolidated Financial Statements—(Continued)

17. Capital Standards

The Federal Reserve Board and the Federal Deposit Insurance Corporation have adopted risk-based capital standards for banking organizations. These standards require ratios of capital to assets for minimum capital adequacy and to be classified as well capitalized under prompt corrective action provisions. The capital ratios and minimum capital requirements of the Bank are as follows:

	Actual		Minimum capital adequacy		To be Well capitalized
(in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2003
Total capital (to risk-weighted assets)	$9,382	11.4%	$6,609	8.0%	$8,260	10.0%
Tier 1 capital (to risk-weighted assets)	$8,348	10.1%	$3,304	4.0%	$4,960	6.0%
Tier 1 capital (to average fourth quarter assets)	$8,348	8.3%	$4,044	4.0%	$5,060	5.0%

December 31, 2002
Total capital (to risk-weighted assets)	$6,990	9.6%	$5,844	8.0%	$7,305	10.0%
Tier 1 capital (to risk-weighted assets)	$6,076	8.3%	$2,922	4.0%	$4,383	6.0%
Tier 1 capital (to average fourth quarter assets)	$6,076	7.0%	$3,492	4.0%	$4,365	5.0%

December 31, 2001
Total capital (to risk-weighted assets)	$6,470	10.1%	$5,110	8.0%	$6,387	10.0%
Tier 1 capital (to risk-weighted assets)	$5,752	9.0%	$2,555	4.0%	$3,832	6.0%
Tier 1 capital (to average fourth quarter assets)	$5,752	7.5%	$3,061	4.0%	$3,826	5.0%

Tier 1 capital consists of capital stock, surplus, and undivided profits. Total capital includes a limited amount of the allowance for loan losses. In calculating risk-weighted assets, specified risk percentages are applied to each category of asset and off-balance sheet items.

Failure to meet the capital requirements could affect the Bank’s ability to pay dividends and accept deposits and may significantly affect the operations of the Bank.

In the most recent regulatory report, the Bank was categorized as well capitalized under the prompt corrective action regulations.

Easton Bancorp, Inc. and Subsidiary

Unaudited Notes to Consolidated Financial Statements—(Continued)

18. Parent Company Financial Information

The balance sheets and statements of income and cash flows for Easton Bancorp, Inc. (Parent Only) follow:

	December 31,
	2003	2002	2001
	(Unaudited)
Balance Sheets
Assets
Cash	$3,015,985	$66,886	$11,986
Land & Improvements	180,449	—	—
Investment in subsidiary bank	8,390,354	6,149,780	5,787,384
Investment in Easton Capital Trust I	93,000	—	—
Deferred loan costs	27,500	—	—
Refundable taxes, net of refund due bank	23,877	17,947	15,334

Total assets	$11,731,165	$6,234,613	$5,814,704

Liabilities and Stockholders’ Equity
Liabilities
Junior Subordinated Debentures	$3,093,000	$—	$—
Accrued Interest	2,313	—	—

Total liabilities	3,095,313	—	—

Stockholders’ equity
Common stock	76,451	$56,583	$56,032
Additional paid-in capital	7,248,958	5,282,086	5,227,487
Retained earnings	1,258,945	821,778	496,104

	8,584,354	6,160,447	5,779,623
Accumulated other comprehensive income	51,498	74,166	35,081

Total stockholders’ equity	8,635,852	6,234,613	5,814,704

Total liabilities and stockholders’ equity	$11,731,165	$6,234,613	$5,814,704

	Years Ended December 31,
	2003	2002	2001
	(Unaudited)
Statements of Income
Revenue
Interest revenue	$2,515	$156	$643
Dividends	157,508	261,627	112,064
Equity in undistributed income of subsidiary	513,242	323,311	373,125

	673,265	585,094	485,832

Expenses
Interest expense	2,313	—	—
Legal fees	79,529	—	—
Other	44,174	53,240	46,209

	126,016	53,240	46,209

Income before income taxes	547,249	531,854	439,623
Income tax benefit	23,877	17,947	15,334

Net income	$571,126	$549,801	$454,957

Easton Bancorp, Inc. and Subsidiary

Unaudited Notes to Consolidated Financial Statements—(Continued)

18. Parent Company Financial Information (Continued)

	Years Ended December 31,
	2003	2002	2001
	(Unaudited)
Statements of Cash Flows
Cash flows from operating activities
Interest received	$2,515	$156	$643
Dividends received	157,508	261,627	112,064
Income taxes refunded	17,947	15,334	14,709
Cash paid for operating expenses	(123,703)	(53,240)	(46,209)

	54,267	223,877	81,207

Cash flows from investing activities
Purchase of land and improvements	180,449	—	—
Increase in investment in subsidiary	1,750,000	—	—
Investment in Easton Capital Trust I	93,000	—	—

	2,023,449	—	—

Cash flows from financing activities
Proceeds from warrants exercised	1,986,740	55,150	—
Proceeds from junior subordinated debentures	3,093,000
Dividends paid	(133,959)	(224,127)	(112,064)
Deferred cost	(27,500)

	4,818,281	(168,977)	(112,064)

Net increase (decrease) in cash	2,949,099	54,900	(30,857)
Cash at beginning of year	66,886	11,986	42,843

Cash at end of year	$3,015,985	$66,886	$11,986

Reconciliation of net income to net cash provided by operating activities
Net income	$571,126	$549,801	$454,957
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Undistributed net income of subsidiary	513,242	(323,311)	(373,125)
Accrued interest payable	2,313	—	—
Increase in other assets	5,930	(2,613)	(625)

	$54,267	$223,877	$81,207

Easton Bancorp, Inc. and Subsidiary

Unaudited Notes to Consolidated Financial Statements—(Continued)

19. Quarterly Results of Operations (Unaudited)

The following is a summary of the unaudited quarterly results of operations:

	Three months ended
	December 31,	September 30,	June 30,	March 31,
2003
Interest revenue	$1,396,964	$1,367,056	$1,404,968	$1,303,053
Interest expense	477,615	483,644	490,574	484,031
Net interest income	919,349	883,412	914,394	819,022
Provision for loan losses	—	39,528	58,815	58,255
Net income	166,715	124,475	143,544	136,392
Comprehensive income	180,502	102,309	145,210	120,437
Earnings per share - basic	$0.23	$0.16	$0.21	$0.24
Earnings per share - diluted	$0.18	$0.16	$0.23	$0.23

2002
Interest revenue	$1,334,842	$1,313,415	$1,282,805	$1,251,350
Interest expense	488,550	478,489	502,788	526,643
Net interest income	846,292	834,926	780,017	724,707
Provision for loan losses	131,442	53,088	53,088	52,815
Net income	141,364	157,646	138,298	112,493
Comprehensive income	138,214	174,839	185,855	89,978
Earnings per share - basic	$0.25	$0.28	$0.25	$0.20
Earnings per share - diluted	$0.24	$0.27	$0.24	$0.20

2001
Interest revenue	$1,330,409	$1,381,884	$1,384,313	$1,349,317
Interest expense	602,697	682,549	705,325	680,934
Net interest income	727,712	699,335	678,988	668,383
Provision for loan losses	28,744	79,814	56,034	48,354
Net income	185,175	93,648	75,715	100,419
Comprehensive income	166,000	122,220	77,066	135,213
Earnings per share - basic	$0.33	$0.17	$0.14	$0.18
Earnings per share - diluted	$0.32	$0.16	$0.14	$0.18